OMNIBUS AMENDMENT AND CONSENT

OMNIBUS AMENDMENT AND CONSENT EFFECTIVE AS OF August 16, 2006 (this “Omnibus Amendment and Consent”) by and among Acura Pharmaceuticals, Inc. (the “Company”), and Acura Pharmaceutical Technologies, Inc. and the following lenders (“Lenders”): Galen Partners III, L.P. (as agent for the other lenders (“Agent”) and as a lender itself), Galen Partners International, III, L.P., Galen Employee Fund III, L.P., Care Capital Offshore Investments II, LP, Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P., Dennis Adams, George E. Boudreau, Michael Weisbrot, Susan Weisbrot; and the following persons with respect to Sections 5, 6, 7, and 8: John E. Heppe Jr. and Peter Steiglitz (“Additional Watson Holders”).

Capitalized terms used herein and not defined herein have the meanings set forth in the Subordination Agreement dated as of January 31, 2006 among the Lenders, the Company and others (the “Subordination Agreement”).

R E C I T A L S

WHEREAS the Company and one or more Lenders have entered into the June 2005 Loan Agreement, the September 2005 Loan Agreement, the November 2005 Loan Agreement and the January 2006 Loan Agreement (collectively, the “Loan Agreements”) and such other agreements, notes and instruments executed in connection with such loan agreements (collectively, the “Loan Documents”); and

WHEREAS, the Company and certain Lenders and the Additional Watson Holders are parties to the Watson Note (as defined in the Subordination Agreement); and

WHEREAS, the loans extended pursuant to the Loan Agreements are due to mature on September 1, 2006 (the “Original Maturity Date”); and

WHEREAS, the Company and the Lenders wish to (i) extend the Original Maturity Date and (ii) provide the Lenders with a right to convert the principal and accrued and unpaid interest under the Loan Documents into a Subsequent Material Offering (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties mutually agree as follows:

AMENDMENT AND CONSENT

1.	Amendments:

(a)
Each of the June 2005 Loan Agreement, the September 2005 Loan Agreement, the November 2005 Loan Agreement and the January 2006 Loan Agreement is amended by replacing “September 1, 2006” in Section 2.1 thereof with “October 1, 2006” and by adding Section 5.12 as set forth in Exhibit A.

(b)
Each of the June 2005 Notes, the September 2005 Notes, the November 2005 Notes and the January 2006 Notes (and each of the forms of such Notes attached to the June 2005 Loan Agreement, the September 2005 Loan Agreement, the November 2005 Loan Agreement and the January 2006 Loan Agreement) is amended by:

(i)  replacing the words September 1, 2006, wherever they appear therein with “October 1, 2006”; and

(ii) appending the following additional section to such note:

References to Loan Agreement. References to the Loan Agreement in this Note shall mean references to the Loan Agreement, as amended, and as the same may be further amended, supplemented or modified from time to time.

(c)
In the event a Replacement Note (as hereinafter defined) is issued pursuant to Section 4 hereof, then in such Replacement Note the words “Secured Promissory Note” shall be replaced with “Amended and Restated Promissory Secured Note” and the following section shall be appended thereto:

 Amended and Restated Secured Promissory Note. This Amended and Restated Secured Promissory Note issued by the Company in favor of the Payee amends and restates in its entirety, and is issued by the Company in replacement of and substitution for a Secured Promissory Note of identical principal amount issued to Payee pursuant to the Loan Agreement(the “Original Note”). The Company and the Payee acknowledge and agree that upon the execution delivery of this Amended and Restated Secured Promissory Note, the Original Note shall be null and void and of no further legal force or effect.

The form of such Replacement Note shall be also be attached to the applicable Loan  Agreement as an acceptable form of note to be issued pursuant thereto.

2.     References to Loan Documents: Any reference to any Loan Document in any other Loan Document shall mean the Loan Document, as amended hereby.

3.     Attachment to All Notes: The Lenders covenant to give a copy of this Omnibus Amendment and Consent to any purchaser of the June 2005 Notes, the September 2005 Notes, the November 2005 Notes or the January 2006 Notes prior to the actual purchase and to attach a copy of this Omnibus Amendment and Consent to any of such notes where the undersigned is the named payee or holder.

4.     Amended and Restated Notes.  Upon request of the Company, each Lender agrees to deliver to the Company any of the June 2005 Notes, the September 2005 Notes, the November 2005 Notes or the January 2006 Notes issued to them, in exchange for an amended and restated Note (the “Replacement Note”) incorporating the amendments set forth in this Omnibus Amendment and Consent.

5.     Subordination Agreement.  Each Lender and Additional Watson Holder agrees to the provisions of this Omnibus Amendment and Consent, including without limitation, to the amendments to the June 2005, September 2005 Notes, the November 2005 Notes and the January 2006 Notes and acknowledges that the Subordination Agreement shall remain in full force and effect .

6.     Notes and Agreements Not Assigned. The undersigned Lenders and Additional Watson Holders acknowledge that they have not transferred, conveyed or assigned any of the Watson Note, the June 2005 Notes, the September 2005 Notes, the November 2005 Notes or the January 2006 Notes issued to them and the undersigned Lenders and Additional Watson Holders acknowledge that they have not assigned any rights under the Loan Documents or under the Subordination Agreement.

7.     Counterparts: This Omnibus Amendment and Consent may be executed in one or more counterparts and by different parties hereto in separate counterparts, including by facsimile, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

8.     Governing Law: THIS OMNIBUS AMENDMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, each of the Parties have caused this Omnibus Amendment and Consent to be duly executed and delivered as of the day and year first above written.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens

Name: Title:	Peter A. Clemens Sr. Vice President and CFO

ACURA PHARMACEUTICAL TECHNOLOGIES , INC.

By:	/s/ Peter A. Clemens

Name: Title:	Peter A. Clemens Sr. Vice President and CFO

LENDER AND AGENT: GALEN PARTNERS III, L.P. By: Claudius, L.L.C., General Partner 610 Fifth Avenue, 5th Fl. New York, New York 10019 /s/ Bruce Wesson By: Bruce Wesson Its: General Partner
LENDER:
CARE CAPITAL OFFSHORE INVESTMENTS II, LP
By: Care Capital II, LLC, as general partner
47 Hulfish Street, Suite 310
Princeton, NJ 08542

By:    /s/ David Ramsay
By: David R. Ramsay
Its: Authorized Signatory

LENDER: GALEN PARTNERS INTERNATIONAL, III, L.P. By: Claudius, L.L.C., General Partner 610 Fifth Avenue, 5th Floor New York, New York 10020 /s/ Bruce Wesson By: Bruce Wesson Its: General Partner
LENDER:
CARE CAPITAL INVESTMENTS II, LP
By: Care Capital II, LLC, as general partner
47 Hulfish St., Suite 310
Princeton, NJ 08542

By:    /s/ David Ramsay
Name: David R. Ramsay
Title: Authorized Signatory

LENDER: GALEN EMPLOYEE FUND III, L.P. By: Wesson Enterprises, Inc. 610 Fifth Avenue, 5th Floor New York, New York 10020 /s/ Bruce F. Wesson By: Bruce F. Wesson Its: General Partner	LENDER: ESSEX WOODLANDS HEALTH VENTURES V, L.P. 190 South LaSalle Street, Suite 2800 Chicago, IL 60603 /s/ Immanuel Thangaraj By: Immanuel Thangaraj Its: Managing Director

LENDER: MICHAEL WEISBROT 1136 Rock Creek Road Gladwyne, Pennsylvania 19035 /s/ Michael Weisbrot	LENDER: SUSAN WEISBROT 1136 Rock Creek Road Gladwyne, Pennsylvania 19035 /s/ Susan Weisbrot

LENDER: DENNIS ADAMS 120 Kynlyn Road Radnor, Pennsylvania 19312 /s/ Dennis Adams	LENDER: GEORGE E. BOUDREAU 222 Elbow Lane Haverford, PA 19041 /s/ George Boudreau

ADDITIONAL WATSON HOLDER: PETER STIEGLITZ RJ Palmer LLC 156 West 56th Street, 5th Floor New York, New York 10019 /s/ Peter Stirglitz	ADDITIONAL WATSON HOLDER: JOHN E. HEPPE, JR. 237 W. Montgomery Avenue Haverford, Pennsylvania 19041 /s/ John Heppe

EXHIBIT A

5.12. ROLLOVER RIGHTS

Each lender (a “Bridge Lender”) under any of the June 2005 Bridge Loan Agreement, the September 2005 Bridge Loan Agreement, the November 2005 Bridge Loan Agreement and the January 2006 Bridge Loan Agreement (each such term as defined in the Subordination Agreement dated as of January 31, 2006 among the Company and certain lenders (the “January 2006 Subordination Agreement”)) shall have the one-time right (the “Rollover Right”) on the terms provided below, to purchase through the conversion of all or any portion of such Bridge Lender’s outstanding Bridge Loans (as defined below, including principal and accrued and unpaid interest) any Common Stock or securities convertible into Common Stock (collectively, “Common Stock Equivalents”), that the Company may from time to time propose to sell and issue after the date hereof in the first Subsequent Material Offering (as defined below) to occur after the date hereof.

(a)    If the Company proposes to issue and sell in one transaction or series of related transactions to unaffiliated, third party investors (other than (i) issuances of options or restricted stock units to employees, consultants or directors, (ii) interest on debt payable in common stock, (iii) pursuant to the conversion of warrants or other convertible securities outstanding on the date hereof, or (iv) sales or issuances of common stock to licensors in connection with bona fide licensing deals), Common Stock and/or Common Stock Equivalents for aggregate gross proceeds to the Company of at least $10,000,000 (inclusive of any conversion of Bridge Loans pursuant to the Rollover Right) (a “Subsequent Material Offering”), the Company shall give each Bridge Lender written notice (a “Subsequent Material Offering Issue Notice”) describing the type and amount of Common Stock and Common Stock Equivalents proposed to be issued and the price and all the material terms upon which the Company proposes to issue such Common Stock and Common Stock Equivalents, specifying a proposed closing date and the principal amount of the Bridge Lender’s outstanding Bridge Loans (and including copies of draft documents to the extent they exist).

(b)    Each Bridge Lender may exercise its Rollover Right with respect to such Subsequent Material Offering by written notice to the Company (which notice may specify which Bridge Loans it wishes to rollover, and in the absence of such specification, the Company will choose the Bridge Loans for rollover in order of issuance) given within 7 days after the Bridge Lender shall have received the Subsequent Material Offering Issue Notice describing the Subsequent Material Offering. If the material terms of the actual Subsequent Material Offering differ from those specified in the Subsequent Material Offering Issue Notice, each Bridge Lender shall be given the opportunity change the conversion election they had made under the prior terms (including to elect to convert if they previously did not do so).

(c)    The sale of any Common Stock and Common Stock Equivalents to Bridge Lenders pursuant to this Section 5.12 shall be closed on the same terms, pursuant to the same documents, at the same place as, and simultaneously with, the sale of any such Common Stock and/or Common Stock Equivalents to any other purchasers in the Subsequent Material Offering. At such closing the Bridge Lender shall surrender notes being converted and the Company shall issue replacement notes to the extent a note is converted in part.

(d)    Notwithstanding anything to the contrary contained herein, the Rollover Right provided in this Section 5.12 shall apply solely to the first Subsequent Material Offering occurring after the date hereof.